EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 26, 2025 with respect to the audited consolidated financial statements of Lexaria Bioscience Corp. (the “Company”) appearing in the Company’s Annual Report on form 10-K for the year ended August 31, 2025.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com Houston, Texas October 1, 2026